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                          CERTIFICATE OF INCORPORATION
                                       OF
                         ALL COMMUNICATIONS CORPORATION

     THIS IS TO CERTIFY THAT, THERE is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the 'New Jersey Business Corporation Act.'

     1. The name of the Corporation is:

                         ALL COMMUNICATIONS CORPORATION

     2. The purposes for which this corporation is organized is: To engage in any activities within the purposes for which a corporation may be organized under the New Jersey Business Corporation Act, N.J.S. 14A-1 et seq.

     3. The aggregate number of shares the corporation shall have authority to issue is 100,000,000.

     4. The address of the corporation's initial registered office is: 111 Northfield Avenue, West Orange, New Jersey 07052, Suite 201. The initial registered agent at such address is:

                                ROBERT B. KRONER

     5. The first Board of Directors of this corporation shall consist of one Director and the name and address of such director is:

                                RICHARD A. REISS
                                324 Weed Avenue
                             Stamford, Conn. 06902

     6. The name of the incorporator is ROBERT B. KRONER, 111 Northfield Avenue, West Orange, New Jersey 07052.

     7. All officers and directors shall be indemnified by the corporation to the fullest extent permitted by N.J.S. 14a:3-5.

     8. A director of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders,

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except for liability for any breach of duty based upon an act or omission (a) in breach  of such persons duty of loyalty  to the corporation or its shareholders,
(b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

     IN WITNESS WHEREOF, the individual incorporator being over the age of 18 years has signed this Certificate on this 15th day of August, 1991.


                                          /s/ ROBERT B. KRONER
                                          ...............................
                                          ROBERT B. KRONER
                                          111 Northfield Avenue, Suite 201
                                          West Orange, New Jersey 07052

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      CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
                        ALL COMMUNICATIONS CORPORATION

     The following Amendment to the Certificate of Incorporation of All Communications Corporation was approved by the shareholders of the corporation pursuant to the provisions of N.J.S. 14A:9-2(4) as follows:

            (A). The name of the corporation is All Communications Corporation.

            (B). Paragraph 3 of the Certificate of Incorporation is amended to add Article Seventh as follows:

                'The aggregate number of shares the corporation shall have authority to issue is 101,000,000, 100,000,000 of which are common and 1,000,000 of which are preferred'.

            (C).   The  Amendment  was  adopted   by  the  shareholders  of  All
            Communications Corporation on December 6, 1996.

            (D). The number of shares entitled to vote on the Amendment is 1,500,000.

            (E). The number of shares voting for the Amendment is 1,500,000 and no shares voting against.

            (F). This Amendment is to become effective immediately at the time filing.

     IN WITNESS WHEREOF the undersigned has executed this Certificate of Amendment on the 9th day of December, 1996 intending that the same be thereafter filed in the office of the New Jersey Secretary of State pursuant to N.J.S. 14A:9-4(5).

All Communications Corporation


/s/ RICHARD A. REISS
 ...............................
By: RICHARD A. REISS, PRESIDENT

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STATE OF NEW JERSEY   :
                        SS:
COUNTY OF UNION       :

     I CERTIFY that on December 9, 1996, Richard A. Reiss personally came before me and acknowledged under oath, to my satisfaction, that this person (or if more than one, each person):

     (a) is named in and personally signed this document; and

     (b) signed, sealed and delivered this document as his act and deed.

                                          /s/ ROBERT B. KRONER
                                          ...............................
                                          ROBERT B. KRONER
                                          An Attorney at Law of New Jersey


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